                                                                    Exhibit 10.2

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement"), dated as of March 11, 2002, is
                                  ---------
among Essential Therapeutics, Inc., a Delaware corporation (the "Parent"),
                                                                 ------
Terence E. Winters in his capacity as representative (he or his successor, in such capacity, being referred to as the "Stockholder Representative") for the
                                         ----------- --------------
stockholders listed on Schedule 1 hereof (each, a "Stockholder", and
                       -------- -                  -----------
collectively the "Stockholders") of Maret Corporation, a Delaware corporation
                  ------------
(the "Company"), the Management Payees (as defined below) listed on Schedule 1
      -------                                                       -------- -
hereto, and State Street Bank and Trust Company, a Massachusetts trust company, as escrow agent (in such capacity, the "Escrow Agent"). Certain terms used in
                                        ------------
this Agreement not defined within the provisions in which they appear are defined in Article 8 hereof. The Parent, the Company, the Management Payees and the Stockholder Representative are sometimes referred to herein as the "Interested Parties."
 ------------------

                                   WITNESSETH

     WHEREAS, the Parent, MC Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"), the Stockholder
                                     ----------
Representative and the Company have entered into an Agreement and Plan of Merger, dated as of February 28, 2002 (the "Merger Agreement"), pursuant to
                                            ----------------
which the Parent has agreed to cause the Merger Sub to be merged with and into the Company, with the Company being the surviving corporation (the "Surviving
                                                                    ---------
Corporation"), and in which the outstanding shares of capital stock of the
-----------
Company will be converted into the right to receive shares of the common stock of the Parent, par value $0.001 per share ("Parent Common Stock") in accordance
                                            -------------------
with the terms of the Merger Agreement;

     WHEREAS, as a condition to, and concurrently with, the execution of the Merger Agreement, certain directors, officers, employees and consultants of the Company (collectively, the "Management Payees"), and all holders of convertible
                            ---------- ------
promissory notes issued by the Company (other than Parent) and outstanding on the date of the Merger Agreement, Terence E. Winters in his capacity as the Stockholder Representative therein, and Parent, have executed and delivered the Convertible Note and Bonus Payment Agreement (the "Payment Agreement"), pursuant
                                                   ------- ---------
to which, among other things, Parent has agreed that, simultaneous with the closing of the Merger contemplated by this Agreement, Parent shall issue 100,000 shares of Parent Common Stock to the Management Payees (the "Management Payment
                                                             ---------- -------
Shares"); and
------

     WHEREAS, pursuant to the Merger Agreement and the Payment Agreement, an aggregate of two hundred thousand (200,000) shares of Parent Common Stock, of which shares (i) one hundred ninety thousand (190,000) shares would be issuable to the Stockholders on the Closing Date if shares of Parent Common Stock were not to be issued into escrow pursuant to the Merger Agreement, and (ii) ten thousand (10,000) shares would be issuable to the Management Payees on the Closing Date if ten percent (10%) of the Management Payment Shares were not to be issued into escrow pursuant to the Payment Agreement, shall be deposited in escrow with the Escrow Agent, to be held and distributed by the Escrow Agent on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                             ESTABLISHMENT OF ESCROW

     1.1 Escrowed Shares. On this date or promptly thereafter, Parent shall give
         ---------------
instructions to its transfer agent, Mellon Investor Services, to deliver a single stock certificate representing 200,000 shares of Parent Common Stock (the "Escrowed Shares") to the Escrow Agent, which stock certificate shall be
 ---------------
registered in the name of "Embassy & Co." as nominee for the Escrow Agent. The Escrow Agent agrees to hold and disburse the Escrowed Shares (said Escrowed Shares, together with any other property held in escrow hereunder, collectively, the "Escrow Property") for the benefit of Parent, the Stockholders and/or the
     ---------------
Management Payees, as the case may be, in accordance with the provisions of this Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

     1.2 Stockholder and Management Payee Percentage Interests. Schedule 1
         -----------------------------------------------------------------
attached hereto shows for each Stockholder and Management Payee (i) the respective percentage interest (the "Percentage Interest") of each such
                                     -------------------
Stockholder and Management Payee in the Escrowed Shares, and (ii) the corresponding aggregate maximum number of shares of Parent Common Stock issuable to each such Stockholder and Management Payee, assuming the release of all of the Escrowed Shares to the Stockholders and Management Payees in accordance with the provisions of this Agreement.

     1.3 Beneficial Interest. Unless and until any of the Escrow Property held
         -------------------
in escrow pursuant to this Agreement is released or required to be released to Parent in accordance with the provisions of this Agreement, each Stockholder and Management Payee shall have a beneficial interest in and to a portion of such Escrow Property held in escrow equal to such Stockholder's and Management Payee's Percentage Interest of such Escrow Property held in escrow.

                                    ARTICLE 2
                            DIVIDENDS, VOTING RIGHTS

     2.1 Dividends and Distributions. So long as any Escrowed Shares are held by
         ---------------------------
the Escrow Agent hereunder, all dividends and distributions paid or made in respect of the Escrowed Shares and/or any other capital stock or securities held in escrow by the Escrow Agent hereunder shall be added to and become part of the Escrow Property, subject to the escrow covered by this Agreement, and shall be held by the Escrow Agent in escrow for the benefit of Parent, the Management Payees and/or the Stockholders, as the case may be, in accordance with the provisions of this Agreement.

     2.2 Stock Splits; Stock Dividends. In the event of any stock split or stock
         -----------------------------
dividend with respect to Parent Common Stock or any other capital stock held in escrow hereunder that becomes effective at any time while any Escrowed Shares are held by the Escrow Agent hereunder, the additional shares or securities so issued in connection with such stock split or stock dividend shall be added to and become part of the Escrow Property, subject to the escrow covered by this Agreement, and shall be held by the Escrow Agent for the benefit of Parent, the Management Payees and/or the Stockholders, as the case may be, in accordance with the provisions of this Agreement.

     2.3 Voting Rights. Neither the Escrow Agent nor its nominee shall be under
         -------------
any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Property (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of the Stockholder Representative received by the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to the Stockholder Representative a proxy or other instrument in the form supplied to it by the Stockholder Representative for voting or otherwise exercising any right of consent with respect to any of the Escrowed Shares held by it hereunder, to authorize therein the Stockholder Representative to exercise such voting or consent authority in respect of the Escrowed Shares (provided that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrowed Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

     2.4 Sale of Escrowed Shares. The Escrow Agent shall be under no obligation
         -----------------------
to sell any Escrowed Shares hereunder.

                                    ARTICLE 3
                          INVESTMENT OF ESCROW PROPERTY

         Until the termination of this Escrow Agreement and the release of the Escrow Property held by the Escrow Agent pursuant hereto, the Escrow Agent shall, at the written direction of the Stockholder Representative invest and reinvest any portion of the Escrow Property held by the Escrow Agent hereunder that consists of cash or cash equivalents solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America, or (b) Federal Obligations (as defined below). In the event that the Stockholder Representative, on behalf of the Stockholders, does not give written directions to the Escrow Agent in a timely manner, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) any cash it may receive as part of the Escrow Property from time to time; provided, however,
                                                          --------  -------
that the Escrow Agent is hereby authorized to invest any cash it may hold from time to time hereunder in Goldman Sachs Financial Square Treasury Obligations Fund #468. The Escrow Agent shall have no liability to the Stockholders or the Parent arising, directly or indirectly, from any investment made pursuant to this Article 3. Any earnings received on any investment shall be added to and shall become part of the Escrow Property. As used herein, the term "Federal Obligations" means obligations of, or obligations
                       -------------------
guaranteed by, the United States or any agency thereof and to agreements to repurchase Federal Obligations that are at least one hundred percent (100%) collateralized by Federal Obligations marked to market on a daily basis.

                                    ARTICLE 4
                                   TAX MATTERS

     4.1 Tax Reporting. For tax reporting purposes, all interest or other income
         -------------
earned from the investment of the Escrow Property in any tax year shall (i) to the extent such interest or other income is distributed or required to be distributed by the Escrow Agent to any pe rsons or entities pursuant to the terms of this Agreement during such tax year, be allocated to such persons or entities, and (ii) otherwise shall be allocated to the Stockholders and Management Payees (in accordance with their percentage interest as set forth on Schedule 1 attached hereto).

     4.2 Certification of Tax Identification Number. The Parent hereby agrees
         ------------------------------------------
to, and each Stockholder and Management Payee agrees to, provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any income is earned on the investment of the Escrow Property. In the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.

     4.3 Tax Indemnification. The Stockholder Representative and the Parent
         -------------------
agree to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding any other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental charges, and to instruct the Escrow Agent with respect to any certifications that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement. Parent, the Management Payees and the Stockholders agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, costs, expenses (including reasonable legal fees and expenses), interest and penalties and other governmental charges (including, without limitation, (i) any liability for the withholding or deduction of, or the failure to withhold or deduct, the same, and (ii) any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement) that may be assessed or asserted against the Escrow Agent in connection with or relating to any Escrow Property distributed to Parent or any such Stockholder, as the case may be, or Escrow Property in which Parent, any Management Payee or any such Stockholder, as the case may be, may otherwise have a beneficial interest, except for (A) taxes paid on income earned by the Escrow Agent, and (B) any taxes, assessments, additions for late payment, interest penalties, expenses and other governmental charges arising from the Escrow Agent's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement. The sole recourse against any Stockholder or Management

Payee for any such indemnification obligation or liability of such Stockholder or Management Payee shall be to proceed against the escrow established hereunder.

                                    ARTICLE 5
                                RELEASE OF ESCROW

     5.1  Indemnification Claims.
          ----------------------

          (a) From time to time prior to the first anniversary of the Effective Time (as certified to the Escrow Agent by the Parent in writing) Parent may deliver to the Escrow Agent and the Stockholder Representative a written notice (a "Notice of Claim") (A) requesting distribution to the Parent of a number of
    ------ -- -----
Escrowed Shares having a value equal to the amount of Losses specified in such notice for which Parent is seeking indemnification under Article IX of the Merger Agreement, or (B) requesting that a number of Escrowed Shares having a value equal to the amount of any such Losses remain in escrow until the amount of such Losses and the validity of Parent's indemnification claim for such Losses is finally determined. In addition, Parent shall deliver to the Escrow Agent, immediately after receipt by Parent, a copy of a delivery receipt or other appropriate proof of delivery to the Stockholder Representative of such Notice of Claim (the "Delivery Receipt"). Subject to the provisions of this
                      -------- -------
Section 5.1(a), on the twentieth (20th) Business Day after the date of delivery by Parent to the Stockholder Representative (as indicated in the Delivery Receipt) of a Notice of Claim pursuant to the foregoing clause (A), Escrow Agent shall release from the escrow hereunder and cause to be delivered to Parent, in the manner provided in Section 5.5 below, a number of Escrowed Shares having a value equal to the amount of Losses specified in such Notice of Claim. Notwithstanding the foregoing, if Escrow Agent receives, within such twenty (20) Business Day period (the "Objection Period"), a written objection from the
                          --------- ------
Stockholder Representative to all or any portion of the amount of Losses specified by Parent in such Notice of Claim, then the Escrow Agent shall withhold from the number of Escrowed Shares that would otherwise be released pursuant to this Section 5.1(a) a number of Escrowed Shares (the "Clause A
                                                                  ------ -
Disputed Escrowed Shares") having a value equal to the amount of the Losses set
-------- -------- ------
forth in such Notice of Claim that the Stockholder Representative disputes in such written objection until Escrow Agent shall have received either (I) non-conflicting joint written instructions from the Stockholder Representative and Parent as to the disposition of all or any number of the Clause A Disputed Escrowed Shares, or (II) an order of an arbitrator or court having jurisdiction over the matter, which is final and not subject to further court proceedings or appeal, with respect to the appropriate disposition of the Clause A Disputed Escrowed Shares. In the event that the Escrow Agent shall receive a Notice of Claim delivered pursuant to clause (B) above, the Escrow Agent shall continue to hold in escrow, a number of Escrowed Shares having a value equal to the amount of the Losses set forth in such Notice of Claim (the "Clause B Disputed Escrowed
                                                      ------ - -----------------
Shares") until Escrow Agent shall have received either (I) non-conflicting joint
------
written instructions from the Stockholder Representative and Parent as to the disposition of such Clause B Disputed Escrowed Shares, or (II) an order of an arbitrator or court having jurisdiction over the matter, which is final and not subject to further court proceedings or appeal, with respect to the appropriate disposition of such Clause B Disputed Escrowed Shares. Upon receipt of any joint written instructions from the Stockholder Representative and Parent or any such order of an arbitrator or court, Escrow Agent shall release from the escrow hereunder and cause to be delivered to Parent, the Management Payees and/or the

Stockholders, in the manner provided in Section 5.5 below, any and all Clause A Disputed Escrowed Shares and/or Clause B Disputed Escrowed Shares subject to such joint written instructions or order, all in accordance with such written instructions or order. The foregoing provisions of this Section 5.1(a) shall not apply to a claim made under Section 5.1(b) below.

          (b) Notwithstanding anything in Section 5.1(a) to the contrary, Parent may deliver to the Escrow Agent (with a copy to the Stockholder Representative) a written notice (a "Section 6.1 Notice of Claim") requesting distribution to
                     ------- --- ------ -- -----
the Parent of a number of Escrowed Shares having a value equal to the amount of Losses specified in such notice for which Parent is seeking indemnification for any liability or obligation of Parent to the Escrow Agent under Section 6.1 of this Agreement. As soon as practicable after the date of delivery by Parent to the Escrow Agent of a Section 6.1 Notice of Claim, the Escrow Agent shall release from the escrow hereunder and cause to be delivered to Parent, in the manner provided in Section 5.5 below, a number of Escrowed Shares having a value equal to the amount of Losses specified in such Section 6.1 Notice of Claim. The Stockholder Representative shall have no right to object to all or any portion of the amount of Losses specified by Parent in such Section 6.1 Notice of Claim.

     5.2 Value of Escrowed Shares. For all purposes of this Agreement
         ------------------------
(including, without limitation, the provisions of Section 5.1 above), the value of each of the Escrowed Shares shall be deemed to be the Reference Market Value. In the event of any adjustment in the Reference Market Value of the Escrowed Shares, the Parent shall notify the Escrow Agent in writing of such adjustment, and in the absence of the receipt of such notice, as the case may be, the Escrow Agent shall be entitled to assume the Reference Market Value is $3.54.

     5.3 Automatic Release. On the first anniversary of the Effective Time,
         -----------------
Escrow Agent shall release from the escrow hereunder and cause to be delivered to the Stockholders and the Management Payees, in the manner provided in Section
5.5 below, all Escrowed Shares then held by Escrow Agent hereunder, other than any and all Clause A Disputed Escrowed Shares and/or Clause B Disputed Escrowed Shares. Any and all Clause A Disputed Escrowed Shares and/or Clause B Disputed Escrowed Shares that are retained in escrow in accordance with this Section 5.3 shall be so retained until released in accordance with the provisions of Section 5.1(a) hereof.

     5.4 Release of Escrow Property. In the event of any release and delivery of
         --------------------------
Escrowed Shares to Parent, the Management Payees and/or the Stockholders pursuant to, and in accordance with, the provisions of this Agreement, then, together with any Escrowed Shares so released, the Escrow Agent shall release and deliver to Parent, the Management Payees and/or the Stockholders, as the case may be, the portion of any other Escrow Property then held in escrow hereunder that is directly or indirectly attributable to any such Escrowed Shares so released. Upon request by the Escrow Agent, Parent shall assist the Escrow Agent in determining the amounts of other Escrow Property directly or indirectly attributable to the Escrowed Shares to be released hereunder.

     5.5 Release Mechanics.
         -----------------

          (a) The Escrow Agent shall take such actions as directed by Parent in writing (including, without limitation, giving instructions to third parties) to cause Escrowed Shares,

Escrow Property and/or any other property held in escrow hereunder to be released and delivered to Parent, the Management Payees and/or the Stockholders whenever such release and delivery is required pursuant to the provisions of this Agreement.

          (b) Without limiting the generality of the provisions of Section 5.5(a) above, in the event of any release and delivery of Escrowed Shares or any other securities of Parent held in escrow hereunder to Parent, the Management Payees and/or the Stockholders pursuant to this Agreement (collectively, the "Released Securities"), the Escrow Agent shall deliver to Parent or Parent's
 -------- ----------
transfer agent the stock certificate or stock certificates representing the Released Securities, together with appropriate stock powers or instruments of transfer duly endorsed or executed and appropriate instructions to effect the transfer of the record ownership of the Released Securities on the books and records of Parent from the Escrow Agent to the Parent, the Management Payees and/or the Stockholders, as the case may be. In the event that any stock certificate delivered by the Escrow Agent to Parent or Parent's transfer agent (a "Transfer Certificate") represents shares of Parent Common Stock or other
    -------- -----------
securities of Parent that are, in either case, greater in number than the number of the Released Securities represented by such Transfer Certificate, then any such transfer instructions delivered by the Escrow Agent shall instruct Parent or Parent's transfer agent to deliver to the Escrow Agent, after effecting the transfers of the Released Securities set forth in such instructions, a stock certificate representing those shares of Parent Common Stock or other securities of Parent that were represented by such Transfer Certificate and were not Released Securities, whereupon such stock certificate so delivered by Parent or Parent's transfer agent to the Escrow Agent pursuant to such instructions (and the shares of Parent Common Stock or other securities of Parent represented by such stock certificate) shall continue to be held in escrow pursuant to this Agreement. Parent shall, and shall cause its transfer agent, if any, to effect any and all transfers requested by the Escrow Agent, and otherwise to comply with all other instructions given by the Escrow Agent, in each case pursuant to, and in accordance with, the Escrow Agent's transfer instructions given pursuant to this Section 5.5(a). The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, Parent or the transfer agent in connection with the foregoing.

     5.6 Allocation Among Stockholders and the Management Payees. In the event
         -------------------------------------------------------
of any release and delivery of any Escrow Property to the Stockholders and the Management Payees pursuant to the provisions of this Agreement, such Escrow Property shall be released to the various Stockholders and Management Payees on a pro rata basis in accordance with their respective Percentage Interests as set forth on Schedule 1 attached hereto. Subject to Section 4.3, in the event that,
         -------- -
at any time prior to any such release and delivery, the Escrow Agent shall have made a claim against the escrow hereunder pursuant to Section 4.3 hereof on account of the indemnification obligation or liability of any Stockholder or Management Payee pursuant to Section 4.3 hereof (a "Section 4.3 Indemnitor"),
                                                    ------- --- ----------
then (A) the amount of any Escrow Property that would otherwise be released and delivered to such Section 4.3 Indemnitor pursuant to the first sentence of this
Section 5.6 shall be reduced by the amount of such claim made by the Escrow Agent pursuant to Section 4.3 (the "Reduction Amount"), and (B) the amount of
                                    --------- ------
any Escrow Property that would otherwise be released and delivered to the other Stockholders and Management Payees pursuant to the first sentence of this
Section 5.6 shall be increased by an amount equal to such other Stockholders' and Management Payees' pro rata portion of the amount of the Reduction Amount, which pro rata portion shall be calculated based on the

Percentage Interests of such other Stockholders and Management Payees (i.e., not including the Section 4.3 Indemnitor's Percentage Interest).

     5.7 Transfer of Beneficial Interest. In the event of any release and
         -------------------------------
delivery of any Escrow Property to Parent pursuant to, and in accordance with, the provisions of this Agreement, each Stockholder's and each Management Payee's beneficial interest in and to such Escrow Property shall terminate at that time and the entire beneficial interest in and to such Escrow Property shall become vested in Parent.

     5.8 Fractional Shares. Notwithstanding any provision in this Agreement to
         -----------------
the contrary, no fractional share interests of Parent capital stock shall be released or delivered to Parent, the Management Payees and/or the Stockholders upon any release or delivery of any Escrowed Shares or any other securities of Parent held in escrow. In the event that the release or delivery of any Escrowed Shares or any other securities of Parent held in escrow to Parent, the Management Payees and/or the Stockholders would, without giving effect to the provisions of this Section 5.8, result in Parent, any Management Payee or any Stockholder receiving a fractional share interest of Parent capital stock, then the number of shares of Parent capital stock to be released and delivered to Parent, such Management Payee or such Stockholder, as the case may be, shall be rounded down to the nearest whole number of shares by the Escrow Agent so that only whole numbers of shares of Parent capital stock are released and delivered to Parent, such Management Payee or such Stockholder, as the case may be. If, as a result of the application of the provisions of this Section 5.8, any portion of any Losses described in any Notice of Claim delivered by Parent is not satisfied, then such unsatisfied portion of any such Losses shall be deemed carried over until satisfied in full from one or more subsequent releases from the escrow. In addition, if, as a result of the application of the provisions of this Section 5.8, any Escrowed Shares or any other shares of Parent Common Stock held in escrow that would otherwise have been released and distributed to the Stockholders or Management Payees is not so released and distributed at the time of the final release and distribution to Stockholders from the escrow hereunder, then such Escrowed Shares or any other shares of Parent Common Stock held in escrow shall be released and distributed to Parent and Parent shall deliver to the Escrow Agent an amount (the "Final Fractional Share Escrow Payment") equal
                                 ----- ---------- ----- ------ -------
to the product of (A) the sum of such Escrowed Shares or any other shares of Parent Common Stock, multiplied by (B) the Reference Market Value. Upon receipt of the Final Fractional Share Escrow Payment, the Escrow Agent shall release and distribute the Final Fractional Share Escrow Payment in accordance with the provisions of Section 5.6 above.

                                    ARTICLE 6
                                THE ESCROW AGENT

     6.1 Liability. The Escrow Agent, in its capacity as such, or any successor
         ---------
escrow agent, shall be liable only to hold the Escrow Property in escrow hereunder, to deliver the same to Parent, the Management Payees and/or the Stockholders, as the case may be, in accordance with the provisions of this Agreement and otherwise to perform the obligations expressly provided for the Escrow Agent under this Agreement. The Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement and Payment Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. By acceptance of this

Agreement, the Escrow Agent, in its capacity as such, or any successor escrow agent, is acting in the capacity of a depositary only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by its own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action. Neither the Escrow Agent, in it capacity as such, nor any successor Escrow Agent, shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel, including in-house counsel, with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and assurance of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be
-------- ----
genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any Escrow Property affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute with written notice thereof delivered to Escrow Agent. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Property. Except to the extent otherwise provided in Section 4.3 hereof, the Escrow Agent (and its directors, officers and employees) shall be held harmless and indemnified by Parent from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability and expenses pursuant to the second sentence of Section 9.8, unless and except to the extent such claims arise out of the gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement. As between the Interested Parties, the Stockholder Representative hereby acknowledges and agrees that Parent shall be entitled to make a claim for indemnification under
Article IX of the Merger Agreement with respect to fifty percent (50%) of any indemnification obligation or liability due to the Escrow Agent by Parent pursuant to this Section 6.1. The Interested Parties acknowledge that (i) Parent shall consult with the Stockholder Representative prior to satisfying any claim for indemnification by the Escrow Agent hereunder, provided that Parent shall
                                                   -------- ----
have the absolute and sole discretion to satisfy any such claim, and (ii) Parent shall be entitled to make a claim against the escrow hereunder (to the extent available) pursuant to Section 5.1(b) hereof in order to satisfy such claim for indemnification, notwithstanding any objection the Stockholder Representative may have with respect thereto. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Stockholder Representative, Escrow Agent and Parent.

     6.2 Resignation of Escrow Agent, Successor. Escrow Agent may resign at any
         --------------------------------------
time, upon 30 days prior written notice to Parent and the Stockholder Representative and shall deposit the Escrow Property with a successor escrow agent to be jointly designated in writing by Parent and the Stockholder Representative. Any such successor escrow agent must agree to be, and shall be, bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent, under this Agreement. If, upon the effective date of such resignation, no successor escrow agent shall have been designated, Escrow Agent shall have the right to (i) apply to a court of competent jurisdiction for appointment of a successor escrow agent or (ii) tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Property hereunder, and shall be relieved of any further obligations under this Agreement. Such resignation shall not deprive Escrow Agent of its compensation earned prior thereto, and the provisions of Sections 4.3 and 6.1 hereof shall survive any resignation by the Escrow Agent.

     6.3 Concerning the Escrow Agent.
         ---------------------------

          (a) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct in breach of this Agreement.

     (b) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, or in carrying out any sale of the Escrow Property permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

     (c) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

                                    ARTICLE 7
                           STOCKHOLDER REPRESENTATIVE

     7.1 Power and Authority. The adoption of the Merger Agreement by the
         -------------------
Stockholders shall constitute ratification of this Escrow Agreement by each Stockholder regardless of whether or not such Stockholder votes in favor of the adoption of the Agreement and the approval of the Merger), and the execution by each Management Payee of the Payment Agreement shall constitute ratification of this Escrow Agreement by each Management Payee, and the Stockholder Representative shall have full power and authority to represent the Stockholders, the Management Payees and their successors with respect to all matters arising under this Agreement, and all action taken by the Stockholder Representative hereunder shall be binding upon such Stockholders, the Management Payees and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority, on behalf of all the Stockholders, the Management Payees and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any Indemnification Claim, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto.

     7.2 Resignation; Successors. The Stockholder Representative, or any
         -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholder Representative as hereinafter provided. The Stockholder Representative shall have power of substitution to appoint a successor. In the event that the Stockholder Representative dies, becomes unable to perform his duties or resigns, in each case without having appointed a successor, then Stockholders holding, immediately prior to the Effective Time, a majority of the combined voting power of the Company's common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share, shall elect a successor Stockholder Representative. Until notified in writing of the resignation or removal of the Stockholder Representative, the Escrow Agent may rely conclusively and act upon the directions, instructions and notices of the Stockholder Representative named above, and thereafter, upon the directions, instructions and notices of any successor named in a writing and filed with the Escrow Agent. As among the Interested Parties, no Stockholder nor Management Payee shall have any cause of action against the Stockholder Representative for any action taken, decision made or instruction given by the Stockholder Representative under this Agreement or the Merger Agreement or in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 8
                                   DEFINITIONS

     8.1. Certain Definitions. For purposes of this Agreement, the term:
          -------------------

     "Acquiror Covered Party" means, pursuant to the terms of Article IX of the
      -------- ------- -----
Merger Agreement, each of Parent and the Surviving Corporation and each of their post-Closing officers, directors, employees and affiliates.

     "affiliate" of a specified person means a person who directly or indirectly
      ---------
through one or more intermediaries controls, is controlled by, or is under common control with, such specified person.

     "Business Day" means any day on which the principal offices of the SEC in
      ------------
Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Boston, Massachusetts.

     "Closing Date" means, subject to the satisfaction or waiver of all the
      ------------
conditions contained in Article VII of the Merger Agreement, the actual date of closing the transactions contemplated by the Merger Agreement.

     "Effective Time" means the date and time of the filing of the Certificate
      --------- ----
of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties to the Merger Agreement and specified in the Delaware Certificate of Merger) pursuant to the terms of the Merger Agreement.

     "Indemnification Claim" shall mean (A) in the case of any Acquiror Covered
      --------------- -----
Party, any claim made by such Acquiror Covered Party, pursuant to the provisions of Article IX of the Merger Agreement and this Escrow Agreement, for indemnification of any Loss or Losses incurred by such Acquiror Covered Party, and (B) in the case of any Target Covered Party, any claim made by Stockholder Representative, for and on behalf of such Target Covered Party, pursuant to the provisions of Article IX of the Merger Agreement, for indemnification of any Loss or Losses incurred by such Target Covered Party.

     "Losses" means any and all liabilities, losses, damages, claims (whether
      ------
actual or threatened), charges, suits (whether actual or threatened), penalties, costs and expenses (including, without limitation, court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding, whether actual or threatened) sustained or incurred by any Acquiror Covered Party, arising out of or as a result of the matters enumerated in
Article IX of the Merger Agreement.

     "Reference Market Value" means $3.54 (such price being subject to automatic
      --------- ------ -----
proportionate adjustment in the event of any stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Parent Common Stock).

     "subsidiary" or "subsidiaries" of any person means any corporation,
      ----------      ------------
partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Target Covered Party" means, pursuant to the terms of Article IX of the
      ------ ------- -----
Merger Agreement, each Stockholder.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 Transferability. A Stockholder or Management Payee may not transfer any
         ---------------
interest in the Escrow Property or any other right under this Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Stockholder or Management Payee to the Escrow Agent, the Stockholder Representative and Parent, the rights of such Stockholder or Management Payee under this Agreement shall be transferred to the estate of such Stockholder or Management Payee, and subsequently to any beneficiary thereof, in the event of the Stockholder's or Management Payee's death; provided, however,
                                                            --------  -------
that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Agreement without taking any further action. The Escrow Agent, the Stockholder Representative or Parent, as the case may be, shall be entitled to treat the legal representative of the estate of such Stockholder or Management Payee, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Stockholder or Management Payee under this Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Stockholder, such Management Payee, or such beneficiary in accordance with the terms of this Agreement.

     9.2 Notices. All notices, requests, claims, demands and other
         -------
communications hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five days after dispatch), (c) sent via a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day after delivery to such courier) or (d) sent via telecopier (effective upon the transmission of the telecopy in complete, readable form) addressed as set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2); provided, however, that no notice delivered to the Escrow Agent shall be deemed to have been duly given until actually received by the Escrow Agent:

          (a)  If to Parent, to:

                  Essential Therapeutics, Inc.
                  1365 Main Street
                  Waltham, MA  02451-1624
                  Attention:  President
                  Facsimile:  781-647-4230

               copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Attention:  Julio E. Vega, Esq.
                  Facsimile:  617-951-8736

          (b)  If to Escrow Agent, to:

                  by first class mail, to:

                  State Street Bank and Trust Company
                  Global Investors Services Group
                  Corporate Trust
                  P.O. Box 778
                  Boston Massachusetts, 02102-0778
                  Attention: Essential Therapeutics/Maret Corporation Escrow
                  Facsimile: (617) 662-1463

                  If by hand, certified or registered mail or overnight courier or delivery, to:

                  State Street Bank and Trust Company
                  Global Investors Services Group
                  Corporate Trust, 6th Floor
                  2 Avenue de Lafayette
                  Boston, Massachusetts 02111-1724
                  Attention: Essential Therapeutics/Maret Corporation Escrow
                  Facsimile: (617) 662-1463

          (c)  If to the Stockholder Representative, to:

                  Terence E. Winters
                  c/o Valley Ventures
                  6720 N. Scottsdale Road, #280
                  Scottsdale, AZ  85253
                  Facsimile: (480) 661-6262

               copy to:

                  Berenbaum, Weinshienk & Eason, P.C.
                  370 Seventeenth Street, Suite 2600
                  Denver, Colorado 80202
                  Attention:   Joseph S. Borus, Esq.
                             Facsimile: 303-629-7610

          9.3 Governing Law. This Agreement shall be governed by and construed
              --------------
in accordance with the laws of the Commonwealth of Massachusetts (without regard to any laws applicable conflicts or choice of law).

          9.4 Binding Effect; No Third Party Beneficiaries. This Agreement shall
              --------------------------------------------
inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give to any third party any rights or remedies by reason of this Agreement. There are no intended third party beneficiaries under or by reason of this Agreement.

          9.5 Separability. If any provision or section of this Agreement is
              ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

          9.6 Miscellaneous. The headings and subheadings contained in this
              -------------
Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9.7 Amendments. This Agreement may be amended from time to time but
              ----------
only by written agreement signed by all of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

          9.8 Fees and Expenses of Escrow Agent. Subject to the provisions of
              ---------------------------------
Section 6.1 of this Agreement, the fees and expenses (including reasonable attorneys' fees and costs) of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder as set forth on Schedule 2 hereof will be paid by
                                              -------- -
Parent. Parent and the Stockholders' Representative hereby acknowledge that all fees and usual charges for services of the Escrow Agent hereunder shall be considered compensation for ordinary services as contemplated by this Agreement. Subject to the provisions of Section 6.1 of this Agreement, Parent also agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

          9.9 Consent to Jurisdiction and Service. Each of the Interested
              -----------------------------------
Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and
(iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 9.2 hereof.

          9.10 Waiver of Jury Trial. THE ESCROW AGENT AND THE INTERESTED PARTIES
               --------------------
HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

          9.11 Force Majeure. The Escrow Agent shall not be responsible for
               -------------
delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          9.12 Reproduction of Documents. This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement under seal as of the day and year first written above.

                          ESSENTIAL THERAPEUTICS, INC.


                          By: /s/ Paul J. Mellett
                              -----------------------------------
                                 Paul J. Mellett
                                 Chief Financial Officer


                          STOCKHOLDER REPRESENTATIVE:

Attest:


                             /s/ Terence E. Winters
-----------------         ---------------------------------------
                             Terence E. Winters


                          STATE STREET BANK AND TRUST
                          COMPANY, as Escrow Agent

Attest:


    /s/ Virginia Jones    By:/s/ Chi C. Ma
-----------------------      ------------------------------------
                          Name: Chi C. Ma
                          Title:  Vice President